Exhibit 1

                             JOINT FILING AGREEMENT

           In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock, par value $0.01 per share, of Level 3 Communications, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing. In evidence thereof, the undersigned hereby execute this Agreement this 29th day of December, 2005.



Dated:  December 29, 2005

                                        LEUCADIA NATIONAL CORPORATION



                                        By: /s/ Joseph A. Orlando
                                            ------------------------------------
                                            Name:   Joseph A. Orlando
                                            Title:  Vice President and Chief
                                                    Financial Officer


                                        PHLCORP, INC.


                                        By: /s/ Joseph A. Orlando
                                            ------------------------------------
                                            Name:   Joseph A. Orlando
                                            Title:  Vice President



                                        BALDWIN ENTERPRISES, INC.


                                        By: /s/ Joseph A. Orlando
                                            ------------------------------------
                                            Name:  Joseph A. Orlando
                                            Title:  Vice President